Exhibit 32



    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Howard Ullman, Chairman, Chief Executive Officer, President and chief financial officer of CBQ, Inc. (the "Company"), certifies, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:


(1) the Annual Report on Form 10-KSB/A of the Company for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and


(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: April 20, 2004
By: /s/ Howard Ullman
Howard Ullman
Chairman, Chief Executive Officer, President, and chief financial officer CBQ, Inc.


Howard Ullman